UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 27, 2013
WATERSTONE FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

Federal (State or Other Jurisdiction of Incorporation)	000-51507 (Commission File Number)	20-3598485 (I.R.S. Employer Identification No.)

11200 W. Plank Ct, Wauwatosa, Wisconsin 53226
(Address of principal executive offices)

(414) 761-1000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Waterstone Financial, Inc. (the "Company") held a Special Meeting of Shareholders on December 27, 2013.  The shareholders (i) approved a plan of conversion and reorganization; (ii) approved adjournment of the Special Meeting of Shareholders, if necessary; and (iii) approved three informational proposals related to the articles of incorporation of Waterstone Financial, Inc., a Maryland corporation ("New Waterstone Financial").

The results of the matters submitted to a vote at the Special Meeting of Shareholders were as follows:

(1)	Approval of plan of conversion and reorganization:

Number of Votes For	Number of Votes Against	Number of Abstentions	Broker Non-Votes
28,956,077	118,023	109,203	0

(2)	Approval of adjournment of the Special Meeting of Shareholders, if necessary:

Number of Votes For	Number of Votes Against	Number of Abstentions	Broker Non-Votes
28,785,523	361,915	35,865	0

(3)
Advisory vote on approval of a provision in New Watertsone Financial's articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to New Watertsone Financial's articles of incorporation:

Number of Votes For	Number of Votes Against	Number of Abstentions	Broker Non-Votes
26,466,721	2,611,832	104,750	0

(4)
Advisory vote on approval of a provision in New Watertsone Financial's articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to New Watertsone Financial's bylaws:

Number of Votes For	Number of Votes Against	Number of Abstentions	Broker Non-Votes
26,438,669	2,567,990	176,644	0

(5)
Advisory vote on approval of a provision in New Waterstone Financial's articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New Waterstone Financial's outstanding voting stock:

Number of Votes For	Number of Votes Against	Number of Abstentions	Broker Non-Votes
26,432,592	2,548,627	202,084	0

Item 8.01 Other Events

On December 27, 2013, the members of Lamplighter Financial, MHC also approved the plan of conversion and reorganization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.

Date: January 2, 2014	/s/ William F. Bruss
Name: William F. Bruss
Title: Senior Vice President, General Counsel and Secretary